EQUIVEST FINANCE, INC.
                        Computation of Earnings Per Share

                     For the Six Months Ended June 30, 1999

                                              Income          Shares  Per-Share
                                          (Numerator)   (Denominator)    Amount
                                          -----------   -------------    ------

Net Income                               $ 4,342,316
Less: Preferred Stock dividends             (300,000)
                                          -----------
Basic earnings per share:
  Income available to common
    stockholders                           4,042,316       25,447,412      $ .16

Effect of dilutive securities:
  Warrants                                                     88,552
  Stock options                                               416,251
                                          -----------      -----------
Diluted earnings per share:
  Income available to common
    stockholders plus assumed
    conversions                          $ 4,042,316       25,952,215      $ .16
                                          ==========      ===========       ====

                     For the Six Months Ended June 30, 1998

                                              Income          Shares  Per-Share
                                          (Numerator)   (Denominator)    Amount
                                          -----------   -------------    ------

Net Income                                $ 2,675,249
Less: Preferred Stock dividends              (300,454)
                                          -----------
Basic earnings per share:
  Income available to common
    stockholders                            2,374,795       21,875,772     $ .11

Effect of dilutive securities:
  12.5% Redeemable Convertible
    preferred stock                               454            6,773
  Warrants                                                      88,046
  Stock options                                                371,867
                                          -----------      -----------
Diluted earnings per share:
  Income available to common
    stockholders plus assumed
    conversions                           $ 2,375,249       22,342,458     $ .11
                                          ===========      ===========      ====


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